POWER OF ATTORNEY



Know all men by these presents that the undersigned hereby constitutes and appoints each of Elizabeth B.
Moore, Richard A. Cheap, and Nancy T. Hall,
 signing singly, his/her true and lawful attorney-in-fact to:
(1) execute for an on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder or any other form, statement, certification or representation required under the federal securities laws including Form 144 (hereinafter collectively referred to as "Forms");
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms and the filing of such Forms with the United States
Securities and Exchange Commission; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  This Power of
Attorney shall remain in effect until revoked or until such time as the undersigned is no longer subject to Section 16 of the Securities Exchange Act of 1934 and the rules thereunder. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934
or any other federal securities laws.
IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be
executed as of this 24th day of May 2013.


/s/Todd A. Beekman
Todd A. Beekman